Exhibit 99.1

NEWS RELEASE

Par Pacific Successfully Closes Acquisition of U.S. Oil & Refining Co.

HOUSTON, January 14, 2019 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) today announced that it has successfully completed its previously announced acquisition of U.S. Oil & Refining Co. and certain affiliated entities (collectively, “U.S. Oil”), a privately-held downstream business, for $358 million plus net working capital. The transaction was financed with proceeds from a $250 million Term Loan B issuance, a $45 million Par Pacific Term Loan funded by the Bank of Hawaii (“BOH”), the issuance of approximately 2.4 million shares of Par Pacific common stock to the seller of U.S. Oil, and available liquidity. These shares represent the initial tranche of shares issuable to the seller at closing. Par Pacific elected not to exercise its right to issue additional shares to the seller to fund the transaction. Additionally, the Company has executed a non-binding term sheet with BOH that contemplates replacing the Par Pacific Term Loan with a newly-issued loan secured by certain unencumbered real estate assets in the State of Hawaii.

“We are pleased to close the U.S. Oil transaction, which balances our Pacific and mainland market exposure,” said William Pate, President and CEO of Par Pacific. “We expect the transaction to be immediately accretive to our 2019 earnings and cash flow. We would like to take this opportunity to welcome our new colleagues to the Par Pacific organization.”

About Par Pacific Holdings

Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses. Par Pacific’s strategy is to acquire and develop energy and infrastructure businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000-bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000-bpd of combined refining capacity, related multimodal logistics systems and 33 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements with respect to the acquisition of U.S. Oil (the “Acquisition”), effects of the closing of the Acquisition, the anticipated synergies and other benefits of the Acquisition, the anticipated financial and operating results of the Acquisition and the effect on Par Pacific’s cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income per common share) are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Par Pacific further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Suneel Mandava

Senior Vice President - Finance

(713) 969-2136

smandava@parpacific.com

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